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Exhibit (a)(1)(A)

NETSCOUT SYSTEMS, INC.
OFFER TO EXCHANGE

NOVEMBER 8, 2002

Offer to Exchange Stock Options to Purchase Common Stock,
Par Value $.001 Per Share, Granted Under the NetScout Systems, Inc.
1999 Stock Option and Incentive Plan, as Amended, and the
NextPoint Networks, Inc. 2000 Stock Incentive Plan Assumed by NetScout

The offer and withdrawal rights will expire at 12:00 midnight,
Eastern Standard Time, on December 9, 2002 unless the offer is extended.

        We are offering to exchange any outstanding option grants to purchase shares of our common stock with an exercise price of at least $10.00 per share (the "Eligible Option Grants") granted under the NetScout Systems, Inc. 1999 Stock Option and Incentive Plan, as amended (the "1999 Plan") or the NextPoint Networks, Inc. 2000 Stock Incentive Plan assumed by NetScout in connection with the acquisition of NextPoint (the "2000 Plan") for new options we will grant under the 1999 Plan, even if the options tendered in accordance with this offer pertain to the 2000 Plan. All options granted under NetScout's other stock option plans are not eligible for the offer to exchange because all the grants under those plans have exercise prices below $10.00 per share.

        Other than the Chief Executive Officer and the Chairman of the Board of Directors of NetScout, all employees of NetScout and its subsidiaries holding Eligible Option Grants are eligible to participate in this offer to exchange. Directors and consultants of NetScout are also not eligible to participate in this offer to exchange.

        We are making the offer based upon the terms and subject to the conditions set forth in this offer to exchange and in the related election form and transmittal letter. The number of shares of our common stock subject to new options to be granted to each participating option holder in substitution for the tendered options will be equal to the number of shares subject to the option grants tendered by such option holder in connection with the offer to exchange.

        We expect to grant new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. In order to qualify for the new grant you must be an employee of NetScout from the date you tender your Eligible Option Grants through the date we grant the new options. The exercise price of all replacement options will be equal to the per share market price of our common stock as reported by the Nasdaq National Market at the close of trading on the date of grant.

        This offer is not conditioned on any minimum number of options being tendered for exchange. This offer, however, is subject to conditions that we describe in Section 6 ("Conditions of the Offer") of this offer to exchange.

        We are making this offer for compensatory purposes and because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. Many of our outstanding options, whether or not exercisable, have exercise prices significantly higher than the current price of our common stock. By making this offer to employees, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, which we believe creates better performance and retention incentives for employees and thereby increases shareholder value.

        We have set the exercise price thresholds for exchange eligibility at $10.00 per share, significantly higher than the current market price of our common stock, so that the exchange offer applies only to employee options that are substantially above the current market price of our common stock. The effect of the $10.00 threshold is to limit the offer to options granted between April 1999 and February 2001, during which time options were granted with exercise prices between $10.00 and $32.00. We believe that the incentive and retention value of these options is significantly diminished, and their original vesting, typically over four years, will by June 12, 2003 range from completely vested to more than 50% vested. The effect of the forfeiture of vesting described in this offer to exchange with respect to the Eligible Option Grants and the new three-year vesting schedule will be to provide an extended retention mechanism without increasing the number of options outstanding.

        Shares of our common stock are traded on the Nasdaq National Market under the ticker symbol "NTCT." As of November 7, 2002, there were 29,968,671 shares of our common stock outstanding. On November 7, 2002, the last reported sale price of our common stock on the Nasdaq National Market was $4.451 per share. We recommend that you obtain current market quotations for our common stock before deciding whether to tender your options.

SUMMARY TERM SHEET

        The following is a summary of the material terms of the offer, followed by a summary term sheet in question and answer format which will explain the terms of the offer and provide other important information to you. This explanation will assist you in deciding whether to tender your options. We urge you to read carefully the remainder of this offer to exchange and the accompanying election form and transmittal letter in order to fully educate yourself on the details of the offer. Unless otherwise noted, cross-referenced text refers to text within this offer to exchange.

Offer:	NetScout is offering you the opportunity to exchange your options to purchase our common stock with an exercise price of at least $10.00 per share for new options with a new exercise price and a new vesting schedule. For more information, see Section 1 ("Number of Options; Expiration Date") and Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").
Eligible Persons:
In order to participate in the offer, you must be an employee of NetScout or any of its subsidiaries, other than our Chief Executive Officer or the Chairman of our Board of Directors, from the date you tender options through the date we grant new options to employees under the terms of this offer. For more information, see Section 1 ("Number of Options; Expiration Date").

Eligible Option Grants:
All outstanding options with an exercise price of at least $10.00 per share and that were granted pursuant to our 1999 Stock Option and Incentive Plan, as amended, or the NextPoint Networks, Inc. 2000 Stock Incentive Plan, assumed by NetScout in connection with the acquisition of NextPoint, are eligible for the exchange offer.
All options granted under NetScout's other stock option plans are not eligible for the exchange offer because all of the grants under those plans have exercise prices below $10.00 per share.
For more information, see Section 1 ("Number of Options; Expiration Date").
Tender:
If you wish to participate in the offer, you must tender to NetScout those option grants that you wish to exchange by submitting the election form and transmittal letter and the applicable option agreements or affidavit of lost option agreement in accordance with the terms and conditions of this offer.

You may tender some or all of your option grants. However, if you tender an option grant, you will be required to tender the option grant in its entirety. You may tender the remaining portion of an option grant that you have partially exercised so long as you tender all of the unexercised portion of that option grant.

Due to potentially adverse accounting consequences, if you tender any eligible option grants, you will be required to tender all options granted during the six months immediately prior to the date this offer commences, even if the options have exercise prices under $10.00 per share. For example, since this offer commences on November 8, 2002, you will be required to tender for exchange all options granted to you on or after May 7, 2002.
For more information, see Section 1 ("Number of Options; Expiration Date") and Section 3 ("Procedures for Making an Election and Tendering Options").
Exchange Mechanics:
All tendered option grants accepted by us through this offer will be terminated promptly after 12:00 midnight, Eastern Standard Time, on December 9, 2002, unless we choose to extend the offer beyond that date. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

New Options:	The number of shares of our common stock underlying the new options will be equal to the number of shares underlying the tendered option grants.

We expect to grant new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003.
For more information, see Section 1 ("Number of Options; Expiration Date") and Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").
Terms of New Options:
The new options will be granted under our 1999 Stock Option and Incentive Plan, as amended, and evidenced by new option agreements between you and NetScout. All option grants to employees based in the United States will be evidenced by an incentive stock option agreement in the form of Schedule B. All option grants to employees based outside the United States will be evidenced by a non-statutory stock option agreement in the form of Schedule C.
The terms of the new options generally will be the same as the terms of the options tendered for exchange, except with respect to the exercise price and vesting schedule.

The expiration date of each new option will be the same as the original expiration date of the corresponding tendered option. For example, if the tendered option had an expiration date of December 31, 2009, the corresponding new option will also have an expiration date of December 31, 2009.
For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").
Vesting of New Options:	On the date of grant, each new option will be vested in the number of shares equal to:

the amount that would have been vested and were not exercised under the corresponding tendered option grant as of the grant date of the new options if the tendered option grant had not been terminated in connection with the offer, less

a number of shares equal to 37.5% of the total number of shares originally granted as part of the corresponding tendered option grant, rounded up to the nearest whole share; provided, however, that if you have not vested on at least 37.5% of the total number of shares originally granted as part of a tendered option grant, then no portion of the new options issued with respect to that tendered option grant will be deemed vested as of the date of grant.

For example, if you tender for exchange an option grant for 160 shares that was granted and began vesting quarterly over four years on December 1, 1999, by June 12, 2003 your option would have vested for 14 quarters and 140 shares would have vested. Assuming that none of the tendered option grants have been exercised, the new option, when granted on June 12, 2003, as we expect, will be immediately vested in 80 shares, which is:
the 140 shares that would have vested under the tendered option grant as of the new option grant date, less
60 shares, which represents 37.5% of the total 160 shares underlying the tendered option grant.

Therefore, in the foregoing example, the new option grant will be vested as to 37.5% less shares than what would have vested had the original option grant not been tendered for exchange under the terms of this offer.
All unvested shares under the new options will vest over three years in equal quarterly installments (in arrears) from the grant date of the new options.
For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").
Exercise Price of New Options:
The exercise price of all new options will be equal to the per share market price of our common stock as reported by the Nasdaq National Market at the close of trading on the date of grant. For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").
Conditions of the Offer:
This offer is not conditioned on any minimum number of options being tendered for exchange. However, besides being an eligible employee with one or more option grants with an exercise price of at least $10.00 per share, this offer is subject to other conditions that we describe in Section 6 ("Conditions of the Offer").
How to Accept the Offer:
If you wish to tender your eligible option grants for exchange, you must properly complete, sign and deliver the election form and transmittal letter to us in accordance with the delivery instructions in Section 3 ("Procedures for Making an Election and Tendering Options"). Delivery by email will not be accepted.
If you accept the offer, you must also return the option agreement or an affidavit of lost option agreement for each option you tender for exchange.

In the event that you fail to complete and return these documents to us prior to the expiration of the offer, your existing options will remain outstanding and you will be deemed to have elected not to participate in the exchange.

Regardless of whether you accept or reject the offer, you must properly complete, sign and deliver the election form and transmittal letter, or a facsimile thereof, in accordance with the instructions in Section 3 ("Procedures for Making an Election and Tendering Options").
For more information, see Section 3 ("Procedures for Making an Election and Tendering Options").
Deadline for Tender:
The offer expires at 12:00 midnight, Eastern Standard Time, on December 9, 2002. If we extend the offer beyond December 9, 2002, we will notify you in writing of the new expiration date. For more information, see Section 1 ("Number of Options; Expiration Date") and Section 15 ("Extension of Offer; Termination; Amendment").
Withdrawal of Tender:
You may withdraw your tendered option grants at any time before 12:00 midnight, Eastern Standard Time, on December 9, 2002. If we extend the offer beyond December 9, 2002, you may withdraw your tendered option grants at any time prior to the extended expiration date of the offer. In addition, if we have not accepted your tendered option grants for exchange before 12:00 midnight, Eastern Standard Time, on January 8, 2003, you may withdraw your tendered option grants at any time thereafter.

To withdraw tendered option grants, you must deliver to us, while you still have the right to withdraw the tendered option grants, a new, properly completed election form. Submission of a new election form will automatically invalidate any and all previous election forms that you submitted in their entirety.
For more information, see Section 4 ("Withdrawal Rights").
Acceptance for Exchange and Termination:
We expect to accept for exchange and termination all of the properly tendered option grants on the business day after the offer expires and in any event promptly after expiration of the offer. We may terminate the offer only upon the occurrence of one or more conditions to the offer prior to the expiration of the offer. All such conditions must be satisfied, or waived by us, prior to the expiration of the offer.
For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor") and Section 6 ("Conditions of the Offer").
How to Obtain More Information:
You should carefully read the remainder of this offer to exchange and all of the schedules and exhibits to this offer to exchange. In addition, we recommend that you review the materials we have filed with the SEC, including a tender offer statement on Schedule TO, referenced in Section 17 ("Additional Information"). If you have any questions about your rights in connection with this offer, please contact Jim Hamilton, Tax Manager, or Lisa Fiorentino, Chief Accounting Officer and Vice President, Finance and Administration, at (978) 614-4000. For more information, see Section 17 ("Additional Information").

SUMMARY TERM SHEET IN QUESTION AND ANSWER FORMAT

What securities are we offering to exchange?

        We are offering to exchange stock option grants with an exercise price of at least $10.00 per share held by our current employees, other than the Chief Executive Officer and the Chairman of the Board of Directors of NetScout, for new options. We expect to grant the new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. For more information, see Section 1 ("Number of Options; Expiration Date").

What is the purpose of the offer?

        We are making this offer for compensatory purposes and because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. Many of our outstanding options, whether or not currently exercisable, have exercise prices significantly higher than the current market price of our common stock. By making this offer to employees, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, which we believe creates better performance and retention incentives for employees and thereby increases shareholder value. For more information, see Section 2 ("Purpose of the Offer").

Why don't we simply reprice the current options?

        "Repricing" existing options would result in our being required to use variable accounting methods for those options. The variable accounting method could require us to record, in our financial reporting, compensation expense each quarter until the repriced options are exercised, terminated or otherwise expire. The higher the market value of our shares of common stock, the greater the compensation expense we would have to record. Terminating your existing options and granting new ones in substitution therefor within six months from termination would also be treated under accounting rules as a "repricing" and would result in the same variable accounting consequences to us. By deferring the grant of the new options for at least six months and one day, we believe that we will not have to record compensation expense. For more information, see Section 11 ("Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer").

Are there any eligibility requirements that I must satisfy after the expiration date of the offer in order to receive the new options?

        To receive a grant of new options pursuant to the offer and under the terms of our 1999 Stock Option and Incentive Plan, as amended, you must be an employee of NetScout or one of its subsidiaries from the date you tender options through the date we grant the new options. As discussed below, we will not grant the new options until after the first business day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the grant date of the new options will be on or after June 12, 2003, but in no event later than June 20, 2003. If you are not an employee of NetScout or one of its subsidiaries from the date you tender options through the date we grant new options to our employees in substitution for the tendered options, you will not receive any new options or any other consideration in exchange for the options you tendered. This offer is not open to our Chief Executive Officer, the Chairman of our Board of Directors, the other members of our Board of Directors or our consultants. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

What are the conditions of the offer?

        The offer is not conditioned on any minimum number of holders tendering any minimum number of options. Besides the eligibility requirements above, the offer is subject to a number of other conditions that are described in Section 6 ("Conditions of the Offer").

How many new options will I receive in exchange for my tendered options?

        We will grant you new options to purchase the number of shares of our common stock that is equal to the number of shares of common stock subject to the option grants you tender. All new options will be granted under our 1999 Stock Option and Incentive Plan, as amended, and will be subject to the terms and conditions of our 1999 Stock Option and Incentive Plan, as amended, and a new option agreement or agreements between you and the Company. Each new option agreement will be in substantially the same form as the option agreement attached to this offer to exchange as Schedule B if the new option is granted to an employee based in the United States, or Schedule C if the new option is granted to an employee based outside of the United States. For more information, see Section 1 ("Number of Options; Expiration Date") and Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

If I choose to tender options for exchange, do I have to tender all my options?

        No. Except as provided by the next paragraph, if you have more than one option grant eligible for exchange, tendering one option grant will not require you to tender all of your option grants. However, we will not accept partial tenders of option grants. Each option grant tendered must be tendered in its entirety. Any option grant that has been partially exercised may be tendered so long as it is tendered as to all unexercised shares subject to that option grant.

        Due to the potential for a portion of the new options to be treated as variable awards for financial reporting purposes, if you tender any eligible option grants, you will be required to tender for exchange all options granted during the six months immediately prior to the date the offer commences, even though these options have exercise prices below $10.00 per share. For example, since this offer commences on November 8, 2002, you will be required to tender for exchange all options granted to you on or after May 7, 2002. For more information, see Section 1 ("Number of Options; Expiration Date").

When will I receive my new options?

        We expect to grant new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the grant date of the new options will be on or after June 12, 2003, but in no event later than June 20, 2003. The new options will not be granted any earlier than the first business day that is at least six months and one day following the date on which we terminate the tendered option grants. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

Why don't I receive my new options immediately after the expiration date of the offer?

        If we were to grant the new options on any date that is earlier than six months and one day following the date on which we terminate your options, we would be required for financial reporting purposes to treat the new options as variable awards. This means that we would be required for financial reporting purposes to record compensation expense each fiscal quarter until the new options were exercised, terminated or expired. The higher the market value of our common stock, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least six months and one day, we believe that we will not have to treat the new options as variable awards. For more information, see Section 11 ("Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer").

If I tender options in the offer, will I be eligible to receive other option grants before I receive my new grants?

        No. If we accept options you tender in the offer, we expect to grant new options in substitution for the tendered options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. If we grant you any new options before that date, we could be required by accounting rules to record compensation expense in our financial statements. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

What will be the exercise price of the new options?

        The exercise price of the new options will be equal to the per share market price of our common stock as reported by the Nasdaq National Market at the close of trading on the date of grant. We cannot predict the exercise price of the new options. The price may be higher, lower or the same as the exercise price of the option grants you tender for exchange in accordance with the terms of the offer. We recommend that you obtain current market quotations for our common stock and that you consider the risk that the market price of our common stock may be higher on the date the new options are granted than the exercise price of the option grants that you may tender before deciding whether to tender your options. For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").

When will the new options vest?

        On the date of grant, each new option will be vested in the number of shares equal to the amount that would have been vested and were not exercised under the corresponding tendered option grant as of the grant date of the new options if the tendered option grant had not been terminated in connection with the offer, less a number of shares equal to 37.5% of the total number of shares originally granted as part of the corresponding tendered option grant, rounded up to the nearest whole share; provided, however, that if you have not vested on at least 37.5% of the total number of shares originally granted as part of a tendered option grant, then no portion of the new options issued with respect to that tendered option grant will be deemed vested as of the date of grant.

        For example, if you tender for exchange an option grant for 160 shares that was granted and began vesting quarterly over four years on February 1, 2001, by June 12, 2003, your option would have vested for nine quarters and 90 shares would have vested. Assuming that none of the tendered option grants have been exercised, the new option, when granted on June 12, 2003, as we expect, will be immediately vested in 30 shares, which is the 90 shares that would have vested under the tendered option grant as of the new option grant date, less 60 shares, which represents 37.5% of the total 160 shares underlying the tendered option grant. Therefore, in the foregoing example, the new option grant will be vested as to 37.5% less shares than what would have vested had the original option grant not been tendered for exchange under the terms of this offer.

        All unvested shares under the new options will vest over three years in equal quarterly installments (in arrears) from the grant date of the new options.

        For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").

Will I have to wait longer to purchase common stock under my new options than I would under the options I exchange?

        For any option grants you choose to tender, 37.5% of the total option shares under that grant will revert from vested to unvested status. Those option shares that revert to unvested status and all other unvested shares will vest quarterly over a three-year period. This will result in fewer shares vested and an extended vesting period with respect to unvested shares under the new grant than under the original grant.

        If you have not vested on at least 37.5% of the total number of shares originally granted as part of a tendered option grant, then no portion of the new option grant will be vested. All option shares under these grants will vest over three years. Any option grants tendered in connection with the offer to exchange that were granted between June 13, 2002 and November 8, 2002 will fully vest on a moderately faster schedule than the options tendered for the exchange.

        For more information, see Section 8 (Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options).

Will the terms of the new options be the same as the terms of the options tendered for exchange?

        The new options will be granted under our 1999 Stock Option and Incentive Plan, as amended, and evidenced by new option agreements between you and us. All option grants to employees based in the United States will be evidenced by an incentive stock option agreement in the form of Schedule B. All option grants to employees based outside the United States will be evidenced by a non-statutory stock option agreement in the form of Schedule C. The terms of the new options generally will be the same as the terms of the corresponding options tendered for exchange, except with respect to the exercise price and vesting schedule. The expiration date of each new option will be the same as the original expiration date of the corresponding tendered option grant. For example, if the tendered option had an expiration date of December 31, 2009, the corresponding new option will also have an expiration date of December 31, 2009. For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").

Why can't NetScout just grant additional options to everyone?

        Because of the large number of options currently outstanding that have an exercise price significantly above our recent trading prices, a grant of new options that provide adequate incentives to employees in addition to these "underwater" options would have a severe negative impact on our dilution and would deplete the amount of shares available for future grants under our 1999 Stock Option and Incentive Plan, as amended.

Will I have to pay taxes if I exchange my options in the offer?

        We are not in a position to advise you with respect to tax matters, and we strongly recommend that you consult with your own tax advisor to determine the tax consequences of the offer and the exchange of options pursuant to this offer. If you are based outside the United States, the treatment of the exchange under the laws of the country in which you live, work, or are otherwise subject to taxation may be different from the treatment of the exchange for U.S. federal income tax purposes. Special tax considerations may apply to employees located outside of the United States.

        U.S. Citizens and Residents.    We believe that you will not be required under current law to recognize taxable income or be subject to withholding taxes for U.S. federal income tax purposes either at the time of termination of your existing options, or at the time of grant of the new options. For information on material U.S. federal income tax consequences of the offer, see Section 13 ("Material U.S. Federal Income Tax Consequences").

        Employees Who Are Non-U.S. Residents.    The exchange of your old options, the grant of your new options, the vesting of your new options or the exercise of your new options may result in taxable income to you, and may be subject to witholding taxes, under the laws of the country in which you live, work or are otherwise subject to taxation. Please see Section 14 ("Material Income Tax Consequences for Non-U.S. Residents") for a discussion of relevant tax consequences. We strongly recommend that you consult with your own tax advisor concerning the tax consequences of accepting or rejecting this offer.

If my current options are incentive stock options, will my new options be incentive stock options?

        If you are an employee based in the United States, your new options will be evidenced by an incentive stock option agreement in the form of Schedule B and will be treated as incentive stock options to the extent that they qualify as incentive stock options under U.S. tax laws in effect on the date of grant of the new options, including qualifying under the $100,000 limit discussed below in Section 13 ("Material U.S. Federal Income Tax Consequences"). Your new options will be treated as non-statutory stock options for U.S. federal income tax purposes to the extent such new options fail to qualify as incentive stock options. No employees based outside the United States will receive incentive stock options. The exchange may result in a greater or lesser proportion of the new options qualifying as incentive stock options versus non-statutory stock options than under your original options. For more information, see Section 13 ("Material U.S. Federal Income Tax Consequences").

What happens if I elect not to exchange my eligible stock options in the offer?

        Nothing, other than as further discussed below. Options that you choose not to tender for exchange remain outstanding and retain their current exercise price and current vesting schedule. Employees who hold incentive stock options should note that the Internal Revenue Service may characterize our offer as a "modification" of their incentive stock options, even if such employees decline the offer. In general, if a holder of an existing incentive stock option is granted any additional benefits following the date of grant of the option, the option is deemed to be "modified" for U.S. federal income tax purposes. When an incentive stock option is "modified," the option is treated as re-granted on the modification date. On the modification date, the option is tested to determine whether it meets the tax requirements applicable to incentive stock options generally. One of the most important requirements is that the exercise price of the option cannot be less than the fair market value of the shares underlying the option on the date of grant. Another requirement, called the "$100,000 limitation," is described in more detail in Section 13 ("Material U.S. Federal Income Tax Consequences"). If our offer to you results in a modification of your incentive stock options and your modified options fail to satisfy the incentive stock option requirements, your options will be treated as non-statutory stock options. In addition, even if your options satisfy the incentive stock option requirements, the holding period necessary for the options to qualify for favorable U.S. federal income tax treatment will be extended, as discussed in more detail in Section 13 ("Material U.S. Federal Income Tax Consequences").

        Employees who are non-U.S. residents should note that our offer to you may trigger adverse tax consequences for you under the tax laws and the interpretations of such laws of the country in which you live, work or are otherwise subject to taxation even if you decline the offer.

        We are not in a position to provide tax advice, and we strongly recommend that you consult with your own tax advisor concerning the tax consequences of the offer and the exchange of options pursuant to the offer, including the tax consequences applicable to the exercise of the eligible option grants you do not exchange and to the subsequent sale of the shares purchased under those options.

        For more information, see Section 13 ("Material U.S. Federal Income Tax Consequences") and Section 14 ("Material Income Tax Consequences for Non-U.S. Residents").

Under which plan will my new options be granted?

        All new options to be offered to option holders will be granted under our 1999 Stock Option and Incentive Plan, as amended, even if the options you tendered were originally granted under the NextPoint Networks, Inc. 2000 Stock Option Plan that we assumed when we acquired NextPoint. For more information, see Section 8 ("Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options").

Will I be required to give up all of my rights to the terminated options?

        Yes. Once we have accepted options tendered by you, your options will be terminated and you will no longer have any rights under those options. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

How long do I have to decide whether to tender my options in the offer?

        You have until 12:00 midnight, Eastern Standard Time, on December 9, 2002 to tender options according to the offer. We will terminate all properly tendered and not withdrawn options promptly following the expiration date provided above if conditions of the offer are then met or waived by us. On the other hand, if the conditions of our offer are not met or waived by us on or prior to the expiration date provided above, we may extend the offer, which we may do at our discretion. For more information, see Section 1 ("Number of Options; Expiration Date") and Section 15 ("Extension of Offer; Termination; Amendment").

How will I be notified if the offer is extended?

        If the offer is extended past December 9, 2002, we will notify you in writing. For more information, see Section 15 ("Extension of Offer; Termination; Amendment").

What do I need to do?

        Regardless of whether you accept or reject the offer, you must properly complete, sign and deliver the election form and transmittal letter or a facsimile thereof to us at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, Attn: Jim Hamilton, Tax Manager, facsimile: (978) 614-4022 before 12:00 midnight, Eastern Standard Time, on December 9, 2002. Delivery by email will not be accepted. If you accept the offer, you also must return the option agreement or an affidavit of lost option agreement for each option you tender for exchange and termination. Upon receipt of your tender documentation, we will send you a confirmation of receipt stating whether your tender documentation is complete or incomplete. If you do not receive a confirmation of receipt from us, it is your responsibility to contact Jim Hamilton, Tax Manager, to determine whether we received your election form and transmittal letter, and, if applicable, whether your tender documentation is complete or incomplete.

        If we extend the offer beyond December 9, 2002, you must deliver these documents before the extended expiration date of the offer. In the event that you fail to complete and return these documents to us prior to the expiration of the offer, your existing options will remain outstanding and you will be deemed to have elected not to participate in the exchange. For more information, see Section 3 ("Procedures for Making an Election and Tendering Options").

During what period of time may I withdraw previously tendered options?

        You may withdraw your tendered option grants at any time before 12:00 midnight, Eastern Standard Time, on December 9, 2002. If we extend the offer beyond December 9, 2002, you may withdraw your tendered option grants at any time prior to the extended expiration date of the offer. In addition, if we have not accepted your tendered option grants for exchange before 12:00 midnight, Eastern Standard Time, on January 8, 2003, which is after the expiration of this offer and after the expiration of 40 business days from the commencement of this offer, you may withdraw your tendered option grants at any time thereafter. To withdraw tendered option grants, you must deliver to us, while you still have the right to withdraw the tendered option grants, a new, properly completed election form and transmittal letter. Submission of a new election form and transmittal letter will automatically invalidate in its entirety any previous election form and transmittal letter that you submitted. For more information, see Section 4 ("Withdrawal Rights").

How will NetScout's acceptance of the tendered options be communicated?

        We currently expect that we will notify you of the number of options (and the shares subject to the options) that we have accepted for termination and exchange, the exercise price of the options that we have accepted for exchange, the date of acceptance, the corresponding number of shares that will be subject to the new options issued in substitution for the tendered options and the expected grant date of the new options, promptly after December 9, 2002, the expected expiration date of the offer. For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

What if NetScout enters into a merger or other similar transaction?

        If a change of control of NetScout occurs prior to expiration of the offer, whether pursuant to a merger or other similar transaction, you may withdraw your tendered options and retain the rights afforded you under the existing agreements evidencing those options.

        If a change of control of NetScout occurs after your options have been accepted and terminated, but prior to the grant date of the new options in substitution for the tendered options, then we would require any successor to our company to inherit our obligation to grant the new options and to make an additional 25% of the grant vested as of the date of grant. A change of control transaction would not accelerate the grant date of the new options to be granted pursuant to the offer. The new options would still be granted on the expected grant date, but they would be options to purchase shares of capital stock of the successor company and would be adjusted to give effect to the change of control. For example, if the change of control was effected by means of a merger, the number of shares subject to the new options would be multiplied by the exchange ratio for our common stock used in the merger. The exercise price of the new options in the example above would be equal to the fair market value of the stock of the successor company on the grant date of those options.

        You should be aware that a change of control transaction could have a substantial effect on the price of our common stock, including substantial appreciation or depreciation in the price of our common stock. Depending on the structure of such a transaction, tendering option holders might be deprived of any potential price appreciation in our common stock associated with the new options. For example, if our common stock were acquired in a cash merger, the fair market value of our common stock, and hence the price at which we grant the new options, would likely be a price at or near the cash price being paid for the common stock in the transaction, yielding limited or no financial benefit to a recipient of the new options for that transaction. Alternatively, in the event of an acquisition of our company for stock, tendering option holders would probably receive options to purchase shares of the acquiring company.

        For more information, see Section 5 ("Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor").

What do we and our Board of Directors think of the offer?

        Our Board of Directors approved the terms of this offer. However, neither we nor our Board of Directors makes any recommendation as to whether you should tender or refrain from tendering your options. You must make your own decision whether to tender your options. For more information, see Section 2 ("Purpose of the Offer").

Whom can I talk to if I have questions about the offer?

        If you have more questions about the offer or need additional assistance, you should contact:

  Jim Hamilton, Tax Manager

    or

  Lisa Fiorentino, Chief Accounting Officer and Vice President, Finance and Administration

    at

  NetScout Systems, Inc.
  310 Littleton Road
  Westford, Massachusetts 01886
  Phone: (978) 614-4000
  Fax: (978) 614-4022

For more information, see Section 17 ("Additional Information").

IMPORTANT

        Regardless of whether you accept or reject the offer, you must properly complete, sign and deliver the election form and transmittal letter or a facsimile thereof to us at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, Attn: Jim Hamilton, Tax Manager, facsimile: (978) 614-4022, before 12:00 midnight, Eastern Standard Time, on December 9, 2002. Delivery by email will not be accepted.

        Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendations as to whether you should tender your options for exchange. You must make your own decision whether to tender your options.

        Nothing in this document shall be construed to give any person the right to remain in the employ or service of NetScout or any of its subsidiaries or to affect the right of NetScout or any of its subsidiaries to terminate the employment or service of any person at any time with or without cause to the extent permitted under law. Nothing in this document should be considered a contract or guarantee of wages or compensation. The relationship between NetScout and each employee is unchanged by this document and this offer.

        We are not making the offer to, nor will we accept any tender of options from or on behalf of, employees in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. We may at our discretion, however, take any actions necessary for us to make the offer to employees in any such jurisdiction.

        We have not authorized any person to give any information or to make any representations in connection with the offer other than those contained in this offer to exchange or in the election form and transmittal letter. If made or given, you must not rely on such recommendation and such information and representations as having been authorized by NetScout.

        This transaction has not been approved or disapproved by the SEC or any state securities commission, nor has the SEC or any state securities commission passed on the fairness or merits of such transaction or the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Section
OFFER TO EXCHANGE
SUMMARY TERM SHEET
SUMMARY TERM SHEET IN QUESTION AND ANSWER FORMAT
INTRODUCTION
1.	Number of Options; Expiration Date
2.	Purpose of the Offer
3.	Procedures for Making an Election and Tendering Options
4.	Withdrawal Rights
5.	Acceptance of Options for Exchange and Termination and Issuance of New Options in Substitution Therefor
6.	Conditions of the Offer
7.	Price Range of Common Stock Underlying the Options
8.	Source and Amount of Consideration; Terms of 2000 Plan, 1999 Plan and New Options
9.	Information Concerning NetScout
10.	Interests of Directors and Officers
11.	Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer
12.	Legal Matters; Regulatory Approvals
13.	Material U.S. Federal Income Tax Consequences
14.	Material Income Tax Consequences for Non-U.S. Residents
15.	Extension of Offer; Termination; Amendment
16.	Fees and Expenses
17.	Additional Information
18.	Forward-Looking Statements; Miscellaneous
SCHEDULE A — Information Concerning the Directors and Executive Officers of NetScout Systems, Inc.
SCHEDULE B — Form of Incentive Stock Option Agreement for New Options
SCHEDULE C — Form of Non-Statutory Stock Option Agreement for New Options

THE OFFER

INTRODUCTION

        We are offering to exchange any outstanding options to purchase shares of our common stock with an exercise price of at least $10.00 per share (the "Eligible Option Grants") granted to our current employees under our 1999 Stock Option and Incentive Plan, as amended (the "1999 Plan") or the NextPoint Networks, Inc. 2000 Stock Incentive Plan assumed by NetScout in connection with the acquisition of NextPoint (the "2000 Plan") for new options that we will grant under the 1999 Plan, even if the options tendered in accordance with this offer pertain to the 2000 Plan. All options granted under NetScout's other stock option plans are not eligible for the exchange offer because all of the grants under these plans have exercise prices below $10.00 per share.

        Other than the Chief Executive Officer and the Chairman of our Board of Directors, all employees of NetScout and its subsidiaries are eligible to participate in this offer to exchange. Directors and consultants of NetScout are not eligible to participate in this offer to exchange.

        We are making the offer based upon the terms and subject to the conditions set forth in this offer to exchange and in the related election form and transmittal letter. The number of shares of our common stock subject to new options to be granted to each participating option holder in substitution for the tendered options will be equal to the number of shares subject to the option grants tendered by such option holder in connection with the offer to exchange (the "Tendered Option Grants").

        Due to the potential for a portion of the new options to be treated as variable awards for financial reporting purposes, if you tender any Eligible Option Grants, you will be required to tender for exchange all options granted during the six months immediately prior to the date the offer commences, even though these options have exercise prices below $10.00 per share. For example, since this offer commences on November 8, 2002, you will be required to tender for exchange all options granted to you on or after May 7, 2002.

        We expect to grant new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. In order to qualify for the new grant you must be an employee of NetScout from the date you tender your Eligible Option Grant through the date we grant the new options. The exercise price of all replacement options will be equal to the per share market price of our common stock as reported by the Nasdaq National Market at the close of trading on the date of grant.

        This offer is not conditioned on any minimum number of options being tendered for exchange. This offer, however, is subject to conditions that we describe in Section 6 ("Conditions of the Offer") of this offer to exchange.

        1.    NUMBER OF OPTIONS; EXPIRATION DATE

        Upon the terms and subject to the conditions of the offer, we are offering to exchange currently outstanding options granted under the 1999 Plan and the 2000 Plan with exercise prices of at least $10.00 per share held by current employees of NetScout and its subsidiaries, other than our Chief Executive Officer and the Chairman of our Board of Directors, that are properly tendered before the "expiration date" (as defined below) of the offer and not validly withdrawn in accordance with Section 4 ("Withdrawal Rights") for new options issued in substitution therefor. All options granted under our other stock option plans are not eligible for the exchange offer because all the grants under these plans have exercise prices below $10.00 per share. The members of our Board of Directors and consultants are not eligible to participate in this offer. Except as provided by the next paragraph, if you have more than one option grant eligible for exchange, tendering one option grant will not require you to tender all of your option grants. However, we will not accept partial tenders of option grants. Each option grant tendered must be tendered in its entirety. Any option grant that has been partially exercised may be tendered so long as it is tendered as to all unexercised shares subject to that option grant.

        Due to the potential for a portion of the new options to be treated as variable awards for financial reporting purposes, if you tender any Eligible Option Grants, you will be required to tender for exchange all options granted during the six months immediately prior to the date the offer commences, even though these options have exercise prices below $10.00 per share. For example, since this offer commences on November 8, 2002, you will be required to tender for exchange all options granted to you on or after May 7, 2002.

        If your options are properly tendered and accepted for exchange, you will be entitled to receive a new option or options to purchase the number of shares of our common stock that is equal to the number of shares subject to the option grants that you tender. All new options will be subject to the terms of the 1999 Plan, even if the Tendered Option Grant had been granted under the 2000 Plan, and subject to a new option agreement or agreements between you and us. If you are an employee based in the United States, your new options will be evidenced by incentive stock option agreements in the form attached to this offer to exchange as Schedule B, and will be treated as incentive stock options to the extent that they qualify as incentive stock options under the laws in effect on the date of grant of the new options, including qualifying under the $100,000 limit discussed below in Section 13 ("Material U.S. Federal Income Tax Consequences"). If you are an employee based outside the United States, your new options will be evidenced by non-statutory stock option agreements in the form attached to this offer to exchange as Schedule C, and will be treated as non-statutory stock options for U.S. federal income tax purposes.

        If you are not an employee of NetScout or one of its subsidiaries from the date you tender options through the date we grant new options, you will not receive any new options or any other consideration in exchange for the options you tendered.

        The "expiration date" of the offer is 12:00 midnight, Eastern Standard Time, on December 9, 2002, unless and until we, in our sole discretion, extend the period during which the offer is open, in which event the term "expiration date" refers to the latest time and date on which the offer, as so extended, expires. See Section 15 ("Extension of Offer; Termination; Amendment") for a description of our rights to extend, delay, terminate or amend the offer.

        2.    PURPOSE OF THE OFFER

        We are making this offer for compensatory purposes and because we believe that stock options motivate high levels of performance and provide an effective means of recognizing and incentivizing employee contributions to our success. Many of our outstanding options, whether or not exercisable, have exercise prices significantly higher than the current price of our common stock. By making this offer to employees, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, which we believe creates better performance and retention incentives for employees and thereby increases shareholder value.

        We have set the exercise price threshold for exchange eligibility at $10.00 per share, significantly higher than the current market price of our common stock, so that the exchange offer applies only to employee options that are substantially above the current market price of our common stock. The effect of the $10.00 threshold is to limit the offer to options granted between April 1999 and February 2001, during which time options were granted with exercise prices between $10.00 and $32.00. We believe that the incentive and retention value of these options is significantly diminished, and their original vesting, typically over four years, will by June 12, 2003 range from completely vested to more than 50% vested. The effect of the forfeiture of vesting described in this offer to exchange with respect to the Eligible Option Grants and the new three-year vesting schedule will be to provide an extended retention mechanism without increasing the number of options outstanding.

        Subject to the foregoing, and except as otherwise disclosed in this offer to exchange, our public announcements or in our filings with the Securities and Exchange Commission ("SEC"), we presently have no plans or proposals that relate to or would result in:

        (a)  an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

        (b)  any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

        (c)  any material change in the present dividend rate or policy or in our indebtedness or capitalization;

        (d)  any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

        (e)  any other material change in our corporate structure or business;

        (f)    our common stock not being authorized for listing on a national securities exchange or quoted in an automated quotation system operated by a national securities association;

        (g)  our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (h)  the suspension of our obligation to file reports pursuant to Section 13(d) of the Exchange Act;

        (i)    the acquisition by any person of any of our securities or the disposition by any person of any of our securities, other than in connection with NetScout's stock option plans and stock purchase plan; or

        (j)    any change to our articles of incorporation or bylaws, or any action that may impede the acquisition of control of us by any person.

        Neither we nor our Board of Directors makes any recommendation as to whether you should tender your options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all the information in this offer to exchange and to consult your own investment and tax advisors. You must make your own decision whether to tender your options for exchange.

        3.    PROCEDURES FOR MAKING AN ELECTION AND TENDERING OPTIONS

  Proper Election and Tender Of Options

        Regardless of whether you accept or reject the offer, you must properly complete, sign and deliver the election form and transmittal letter or a facsimile thereof to us at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, Attn: Jim Hamilton, Tax Manager, facsimile: (978) 614-4022, before 12:00 midnight, Eastern Standard Time, on December 9, 2002. We will not accept delivery by email. If you accept the offer, you also must return the option agreement or an affidavit of lost option agreement with respect to each option you tender for exchange and termination, including all options granted to you during the six months immediately prior to the date this offer commences. If we extend the offer beyond December 9, 2002, you must deliver these documents before the extended expiration date of the offer. In the event that you fail to complete and return these documents to us prior to the expiration of the offer, or if you fail to include in your tender all options granted to you during the six months immediately prior to the date this offer commences, your existing options will remain outstanding and you will be deemed to have elected not to participate in the exchange.

        The method of delivery of all documents, including the election form and transmittal letter and any other required documents, is at the choice and risk of the tendering option holder. If delivery is by mail, we recommend registered mail, properly insured and with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. Upon receipt of your tender documentation, we will send you a confirmation of receipt stating whether your tender documentation is complete or incomplete. If you do not receive a confirmation from us, it is your responsibility to contact Jim Hamilton, Tax Manager, to determine whether we received your election form and transmittal letter, and, if applicable, whether your tender documentation is complete or incomplete.

  Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects

        We will determine, in our sole discretion, all questions as to form of documents and the validity, form and eligibility, including time of receipt and acceptance, of any tender of options. Our determination of these matters will be final and binding on all parties. We reserve the absolute right to reject any and all tenders that we determine not to be in final form, that we determine to be invalid or that we determine are unlawful to accept. Furthermore, we will reject any tender of Eligible Option Grants by any person that does not include all options granted to such person during the six months immediately prior to the date the offer commences, even though these options have exercise prices below $10.00 per share. We intend to accept all the properly Tendered Option Grants on the business day after the offer expires and in any event promptly after the offer expires. We may terminate the offer only upon the occurrence of one or more conditions to the offer prior to the expiration of the offer. All such conditions must be satisfied, or waived by us, prior to the expiration of the offer. If any condition to the offer is not satisfied or waived by us prior to the expiration of the offer, we will not be required to accept any option grants for exchange and termination and we may terminate or amend the offer and may postpone our acceptance and termination of any option grants tendered in each case subject to Rule 13e-4(f)(5) under the Exchange Act if our Board of Directors determines that any of the events enumerated as conditions of this offer has occurred, and, in the reasonable judgment of our Board of Directors, the occurrence of such event makes it inadvisable for us to proceed with the offer to accept and terminate options tendered. We also reserve the absolute right to waive any defect or irregularity in any tender with respect to any particular options or any particular option holder, whether or not similar defects or irregularities are waived in the case of other option holders. No tender of option grants will be validly made until all defects and irregularities have been cured or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or will incur any liability for failure to give any such notice.

  Our Acceptance Constitutes an Agreement

        Your tender of option grants pursuant to the procedures described above will constitute your acceptance of the terms and conditions of the offer. Our acceptance of the options tendered by you pursuant to the offer will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

        Subject to our rights to extend, terminate or amend the offer, we currently expect that we will accept for termination, promptly following the expiration of the offer, all properly Tendered Option Grants that have not been validly withdrawn.

        4.    WITHDRAWAL RIGHTS

        You may withdraw your Tendered Option Grants only in accordance with the provisions of this Section 4.

        You may withdraw your Tendered Option Grants at any time before 12:00 midnight, Eastern Standard Time, on December 9, 2002. If we extend the offer beyond December 9, 2002, you may withdraw your Tendered Option Grants at any time prior to the extended expiration date of the offer. In addition, if we have not accepted your Tendered Option Grants for exchange before 12:00 midnight, Eastern Standard Time, on January 8, 2003, which is after the expiration of this offer and after the expiration of 40 business days from the commencement of this offer, you may withdraw your Tendered Option Grants at any time thereafter.

        To validly withdraw Tendered Option Grants, you must properly complete, sign and deliver a new election form and transmittal letter or a facsimile thereof to us at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts 01886, Attn: Jim Hamilton, Tax Manager, facsimile: (978) 614-4022, before 12:00 midnight, Eastern Standard Time, on December 9, 2002. We will not accept delivery by email. Your submission of a new election form and transmittal letter will automatically invalidate in its entirety any previous election form and transmittal letter that you submitted. Each new election form and transmittal letter will be treated as if it was the only election form and transmittal letter received from you, unless and until it is subsequently replaced by another properly completed election form and transmittal letter delivered to us before the expiration date.

        Upon receipt of a new election form and transmittal letter from you stating your intent to withdraw, we will send you a confirmation of receipt stating our receipt of your new election form and transmittal letter stating your intent to withdraw. If you do not receive a confirmation of receipt from us, it is your responsibility to contact Jim Hamilton, Tax Manager, to determine whether we received your new election form and transmittal letter. Neither we nor any other person is obligated to give notice of any defects or irregularities in any notice of withdrawal, or will incur any liability for failure to give any such notice. We will determine, in our sole discretion, all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination of these matters will be final and binding.

        5.    ACCEPTANCE OF OPTIONS FOR EXCHANGE AND TERMINATION AND ISSUANCE OF NEW OPTIONS IN SUBSTITUTION THEREFOR

        Upon the terms and subject to the conditions of the offer and promptly following the expiration date of the offer, we currently expect to accept for exchange and termination any options properly tendered and not validly withdrawn before the expiration date. We expect to accept all of the properly Tendered Option Grants on the business day after the offer expires and in any event promptly after the offer expires. We may terminate the offer only upon the occurrence of one or more conditions to the offer prior to the expiration of the offer. All such conditions must be satisfied, or waived by us, prior to the expiration of the offer. If any condition to the offer is not satisfied or waived by us prior to the expiration of the offer, we will not be required to accept any options for exchange and we may terminate or amend the offer and may postpone our acceptance and termination of any options tendered in each case subject to Rule 13e-4(f)(5) under the Exchange Act if our Board of Directors reasonably determines that any of the events enumerated as conditions of this offer has occurred and, in the reasonable judgment of our Board of Directors, the occurrence of such event makes it inadvisable for us to proceed with the offer to accept and terminate option grants tendered to us. If your properly tendered option grants are accepted for exchange and termination, we expect to grant new options in substitution therefor on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. The exercise price of the new options will be equal to the per share market price of our common stock as reported by the Nasdaq National Market at the close of trading on the date of grant.

        If we accept option grants you tender in the offer, we cannot grant you any new options until the first business day that is at least six months and one day following the date on which we terminate the options tendered for exchange without potentially incurring adverse accounting consequences. Thus, you will not receive any new options before the first business day that is six months and one day after we terminate options you tender pursuant to the offer.

        Your new option or options will entitle you to purchase the number of shares of our common stock that is equal to the number of shares subject to the option or options you tender and we accept for exchange. If you are not an employee of NetScout or one of its subsidiaries from the date you tender options through the date we grant new options, you will not receive any new options or any other consideration in exchange for the options you tendered.

        For purposes of the offer, we will be deemed to have accepted for exchange, subject to the terms of the offer, options that are validly tendered and not properly withdrawn when we give written notice to the option holders of our acceptance of such options. Subject to our rights to extend, terminate or amend the offer, we currently expect that we will accept promptly following the expiration date all properly tendered option grants that are not validly withdrawn. Promptly after the expiration of the offer, we will send each tendering employee a letter indicating the number of shares subject to the options that we have accepted for exchange, the number of shares that will be subject to the new options and the expected grant date of the new options.

        Although we currently have no such plans, it is possible that, prior to the grant of new options, we might effect or enter into an agreement for a merger or any other transaction which would result in a change of control of NetScout.

        If a change of control of NetScout occurs prior to expiration of the offer, you may withdraw your tendered options and retain the rights afforded you under the existing agreements evidencing those options.

        If a change of control of NetScout occurs after your options have been accepted and terminated, but prior to the grant date of the new options, then we would require any successor to our company to inherit our obligation to grant the new options and to make an additional 25% of the grant vested as of the date of grant. A change of control transaction would not accelerate the grant date of the new options to be granted pursuant to the offer. The new options would still be granted on the expected grant date, but they would be options to purchase shares of capital stock of the successor company and would be adjusted to give effect to the change of control. For example, if the change of control was effected by means of a merger, the number of shares subject to the new options would be multiplied by the exchange ratio for our common stock used in the merger. The exercise price of the new options would be equal to the fair market value of the stock of the successor company on the grant date of those options.

        You should be aware that a change of control transaction could have a substantial effect on the price of our common stock, including substantial appreciation or depreciation in the price of our common stock. Depending on the structure of such a transaction, tendering option holders might be deprived of any potential price appreciation in our common stock associated with the new options. For example, if our common stock were acquired in a cash merger, the fair market value of our common stock, and hence the price at which we grant the new options, would likely be a price at or near the cash price being paid for the common stock in the transaction, yielding limited or no financial benefit to a recipient of the new options for that transaction. Alternatively, in the event of an acquisition of our company for stock, tendering option holders would probably receive options to purchase shares of the acquiring company.

        6.    CONDITIONS OF THE OFFER

        Notwithstanding any other provision of the offer, we will not be required to accept any options for exchange, and we may terminate or amend the offer and may postpone our acceptance and termination of any options tendered, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after November 8, 2002 and prior to the expiration date of the offer, our Board of Directors reasonably determines that any of the following events has occurred, and, in the reasonable judgment of our Board of Directors, the occurrence of the event makes it inadvisable for us to proceed with the offer or to accept and terminate options tendered to us:

        (a)  there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the offer, the acquisition of some or all of the Tendered Option Grants pursuant to the offer, the issuance of new options or otherwise relates in any manner to the offer or (ii) in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of NetScout and its subsidiaries or otherwise materially impair in any way the contemplated future conduct of our business or the business of our subsidiaries;

        (b)  there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or to NetScout or any of its subsidiaries, by any court or any authority, agency stock exchange (including for this purpose the Nasdaq Stock Market) or tribunal that, in our reasonable judgment, would or might directly or indirectly:

          (i)    make the acceptance for exchange of, or issuance of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the offer or otherwise relate in any manner to the offer;

          (ii)  delay or restrict our ability, or render us unable to accept for exchange, or issue new options for, some or all of the Tendered Option Grants;

          (iii)  materially impair the contemplated benefits of the offer to us; or

          (iv)  materially and adversely affect the business, condition (financial or other), income, operations or prospects of NetScout or our subsidiaries or otherwise materially impair in any way the contemplated future conduct of our business or the business of our subsidiaries.

        (c)  there shall have occurred:

          (i)    any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

          (ii)  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States;

          (iii)  the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, including terrorist or other non-governmental attacks; or

          (iv)  any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States.

        (d)  there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could require us for financial reporting purposes to record compensation expense against our earnings in connection with the offer;

        (e)  a tender or exchange offer for any or all of our common stock, or any merger, business combination or other similar transaction proposal involving us, shall have been proposed, announced or made by any person;

        (f)    (i) any entity, person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock (other than any such person, entity or group who has filed a Schedule 13D or Schedule 13G with the SEC on or before November 7, 2002), (ii) any such entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC on or before November 7, 2002 shall have acquired or proposed to acquire beneficial shares of our common stock, or (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our assets or securities; or

        (g)  any change or changes shall have occurred in the business, financial condition, assets, income, operations, prospects or stock ownership of NetScout or its subsidiaries that, in our reasonable judgment, is or may have material adverse significance to NetScout or its subsidiaries.

        The conditions to the offer are for our sole benefit. All of the conditions must be satisfied, or waived by us, prior to the expiration of the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such right; the waiver of any such right shall not be deemed a waiver of any other such right; and each such right shall be deemed an ongoing right that may be asserted or waived at any time before the expiration date.

        7.    PRICE RANGE OF COMMON STOCK UNDERLYING THE OPTIONS

        Our common stock has been traded on the Nasdaq National Market under the symbol "NTCT" since August 17, 1999, the date of our initial public offering. The following table sets forth for the periods indicated the high and low closing prices for our common stock as reported on the Nasdaq National Market.

	HIGH	LOW
Fiscal Year Ended March 31, 2000
Second Quarter (from August 17, 1999)	$36.50	$12.63
Third Quarter	$31.00	$20.31
Fourth Quarter	$32.75	$14.88
Fiscal Year Ended March 31, 2001
First Quarter	$17.00	$10.81
Second Quarter	$23.75	$12.88
Third Quarter	$24.38	$10.00
Fourth Quarter	$15.69	$4.66
Fiscal Year Ended March 31, 2002
First Quarter	$9.66	$4.25
Second Quarter	$6.40	$3.30
Third Quarter	$11.89	$3.80
Fourth Quarter	$9.70	$6.63
Fiscal Year Ended March 31, 2003
First Quarter	$9.20	$4.06
Second Quarter	$6.15	$2.65
Third Quarter (through November 7, 2002)	$5.19	$3.17

        On November 7, 2002 the last reported sale price per share of our common stock as reported on the Nasdaq National Market was $4.451 per share.

        8.    SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF 2000 PLAN, 1999 PLAN AND NEW OPTIONS

  Consideration

        We are offering to exchange outstanding options to purchase shares of our common stock with an exercise price of at least $10.00 per share granted to our current employees, other than the Chief Executive Officer and the Chairman of the Board of Directors of NetScout, under the 1999 Plan and the 2000 Plan for new options we will grant under the 1999 Plan, even if the Tendered Option Grants pertain to the 2000 Plan. All options granted under NetScout's other stock option plans are not eligible for the exchange offer because all the grants under these plans have exercise prices below $10.00 per share. Employees of subsidiaries of NetScout are also eligible to participate in this exchange. The members of our Board of Directors and consultants are not eligible to participate in this exchange. We are making the offer based upon the terms and subject to the conditions set forth in this offer to exchange. The number of shares of our common stock subject to new options to be granted to each participating employee will be equal to the number of shares subject to the options tendered by such employee in connection with the offer to exchange. We expect to grant new options on the date of our Board of Directors' meeting to approve the grant of the new options. The meeting will be held on or after the first day that is at least six months and one day following the date on which we terminate all options tendered in accordance with this offer. We believe the new options will be granted on or after June 12, 2003, but in no event later than June 20, 2003. As of November 7, 2002, we have options to purchase 4,573,713 shares of our common stock outstanding. If we receive and accept tenders of all option grants under the 1999 Plan and the 2000 Plan that are subject to the offer, we will terminate options to purchase a total of 2,489,666 shares of our common stock and will grant new options to purchase a total of 2,489,666 shares of our common stock. The common stock issuable upon exercise of the new options will equal approximately 8.3% of the 29,968,671 shares of our common stock outstanding as of November 7, 2002, as reported in our quarterly report on Form 10-Q for the three months ended September 30, 2002.

        The following descriptions summarize the material terms of the 2000 Plan as they apply to options originally granted under such plan that we have assumed, and the material terms of the 1999 Plan and the options to be granted under the 1999 Plan.

  The 1999 Plan and Terms of New Options

        The new options will be issued under the 1999 Plan and evidenced by a new option agreement or agreements between us and each employee who has tendered options that we have accepted for exchange. If you are an employee based in the United States, your new options will be evidenced by incentive stock option agreements in the form attached to this offer to exchange as Schedule B, and will be treated as incentive stock options to the extent that they qualify as incentive stock options under the laws in effect on the date of grant of the new options, including qualifying under the $100,000 limit discussed below in Section 13 ("Material U.S. Federal Income Tax Consequences"). All option grants to employees based outside the United States will be evidenced by non-statutory stock option agreements in the form attached to this offer to exchange as Schedule C, and will be treated as non-statutory stock options for U.S. federal income tax purposes.

        On the date of grant, each new option will be vested in the number of shares equal to the amount that would have been vested and were not exercised under the corresponding Tendered Option Grant as of the grant date of the new options if the Tendered Option Grant had not been terminated in connection with the offer, less a number of shares equal to 37.5% of the total number of shares originally granted as part of the corresponding Tendered Option Grant, rounded up to the nearest whole share; provided, however, that if you have not vested on at least 37.5% of the total number of shares originally granted as part of a Tendered Option Grant, then no portion of the new options issued with respect to that Tendered Option Grant will be deemed vested as of the date of grant.

        For example, if you tender for exchange an option grant for 160 shares that was granted and began vesting quarterly over four years on December 1, 2000, by June 12, 2003, your option would have vested for ten quarters and the 100 shares would have vested. Assuming that none of the tendered option grants have been exercised, the new option, when granted on June 12, 2003, as we expect, will be immediately vested in 40 shares, which is 100 shares that would have vested under the Tendered Option Grant as of the new option grant date, less 60 shares, which represents 37.5% of the total 160 shares underlying the Tendered Option Grant. Therefore, in the foregoing example, the new option grant will be vested as to 37.5% less shares than what would have vested had the original option grant not been tendered for exchange under the terms of this offer.

        All unvested shares under the new options will vest over three years in equal quarterly installments (in arrears) from the grant date of the new options.

        The expiration date of each new option will be the same as the expiration date of the Tendered Option Grant. Therefore, each new option will expire on the date that the respective Tendered Option Grant would have expired but for the termination pursuant to the Offer. For example, if the Tendered Option Grant had an expiration date of December 31, 2009, the corresponding new option will also have an expiration date of December 31, 2009.

        Except with respect to the exercise price and vesting schedules, and except as otherwise specified in the offer, the terms and conditions of the new options will be substantially the same as the terms and conditions of the option grants tendered for exchange. The following description summarizes the material terms of the 1999 Plan and the options granted under the 1999 Plan.

        General.    The number of shares of common stock subject to the 1999 Plan is 9,500,000. Any unpurchased shares of common stock subject to awards ("Awards") granted under the 1999 Plan that expire or terminate without shares of common stock having been issued in connection therewith may be used for subsequent grants under the 1999 Plan. The 1999 Plan permits the granting of options intended to qualify as incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), and the granting of options that do not qualify as incentive stock options ("NSOs").

        Administration.    The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to interpret and correct the 1999 Plan and to adopt, amend and repeal such rules for the administration of the 1999 Plan as it may deem desirable. In addition, the Stock Option Committee of the Board of Directors is responsible for granting stock options to employees and consultants of the Corporation who are not executive officers or directors of the Corporation. The Stock Option Committee operates under guidelines established by the Board of Directors and reports all options granted at each regularly scheduled meeting of the Board of Directors.

        Per-Participant Limit.    No participant in the Plan may be granted Awards during any one fiscal year to purchase more than 1,000,000 shares of common stock.

        Exercise Price.    The Compensation Committee establishes the exercise price (or determines the method by which the exercise price shall be determined) at the time each option is granted.

        The exercise price of the new options granted under this offer will be equal to the fair market value on the grant date. Accordingly, we cannot predict the exercise price of the new options. THE PRICE MAY BE HIGHER, LOWER OR THE SAME AS THE EXERCISE PRICE OF THE OPTIONS YOU TENDER FOR EXCHANGE. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.

        Vesting and Exercise of Options.    Each option granted under the 1999 Plan shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Compensation Committee may specify. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the option, unless otherwise specified by the Compensation Committee. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. During the option holder's lifetime, Awards may be exercised only by the option holder.

        Payment for Exercise of Options.    Payment for the exercise of options under the 1999 Plan may be made by one or any combination of the following forms of payment: (a) by check payable to the order of NetScout; (b) except as otherwise explicitly provided in the applicable option agreement, and only if the common stock is then publicly traded, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to NetScout sufficient funds to pay the exercise price, or delivery by the option holder to NetScout of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to NetScout cash or a check sufficient to pay the exercise price; or (c) to the extent explicitly provided in the applicable option agreement, by (x) delivery of shares of common stock owned by the option holder valued at fair market value (as determined by the Compensation Committee or as determined pursuant to the applicable option agreement), (y) delivery of a promissory note of the option holder to NetScout (and delivery to NetScout by the option holder of a check in an amount equal to the par value of the shares purchased), or (z) payment of such other lawful consideration as the Compensation Committee may determine.

        Transferability.    Options are not transferable or assignable except by will or by the laws of descent and distribution and, during the option holder's lifetime may be exercised only by the option holder.

        Effect of Termination, Disability or Death.    The Compensation Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of an option holder and the extent to which, and the period during which, the option holder, or the option holder's legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award.

        If you are not an employee of NetScout or one of its subsidiaries from the date you tender options through the date we grant new options, you will not receive any new options or any other consideration in exchange for the options you tendered. This means that if you die or resign or if we terminate your employment, with or without cause, prior to the date we grant the new options, you will not receive anything for the options you tendered and we terminated.

        Acquisition of Netscout.    The 1999 Plan provides, subject to certain conditions, that upon an acquisition of NetScout, 25% of each unvested portion of any Awards will accelerate and become exercisable, with the remaining 75% of each unvested portion to continue vesting throughout the term of the Award.

        Termination of Plan; Amendments.    The Compensation Committee may amend, suspend or terminate the 1999 Plan or any portion thereof at any time. Any shares subject to an option which for any reason expires or terminates unexercised may again be available for option grants under the 1999 Plan. Unless terminated sooner, the Plan will terminate on April 14, 2009.

        Income Tax Consequences.    You should refer to Section 13 ("Material U.S. Federal Income Tax Consequences") and Section 14 ("Material Income Tax Consequences for Non-U.S. Residents") of this offer to exchange for a discussion of the material income tax consequences to you of your receipt of the new options, as well as the material income tax consequences to you of your participation in the offer.

  Terms of the 2000 Plan

        General.    The number of shares of common stock subject to the 2000 Plan is 750,000. Any unpurchased shares of common stock subject to awards granted under the 2000 Plan that expire or terminate without shares of common stock having been issued in connection therewith may be used for subsequent grants under the 2000 Plan. The 2000 Plan permits the granting of ISOs and NSOs.

        Administration.    The 2000 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to interpret and correct the 2000 Plan and to adopt, amend and repeal such rules for the administration of the 2000 Plan as it may deem desirable.

        Term.    Subject to restrictions with respect to granting ISOs, the Compensation Committee establishes the term of each option.

        Exercise Price.    The option price for each option granted under the 2000 Plan will be determined by the Compensation Committee.

        Vesting and Exercise.    The Compensation Committee will establish and set forth for each stock option the time at which, or the installments in which, the option will vest and become exercisable.

        Payment of Exercise Price.    The exercise price for shares purchased under options must be paid (a) in cash or by check payable to the order of NetScout; (b) except as otherwise provided in the applicable option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to NetScout sufficient funds to pay the exercise price;

(c) except as otherwise provided in the applicable option agreement, by the option holder's delivery to NetScout of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to NetScout cash or a check sufficient to pay the exercise price; (d) by delivery of shares of common stock of NetScout valued at their fair market value as determined by (or in a manner approved by) the Compensation Committee in good faith, provided the payment is permitted under applicable law and the common stock was owned by the option holder for at least six months prior to such delivery; (e) to the extent permitted by the Compensation Committee, in its sole discretion, by delivery of a promissory note of the option holder to NetScout on terms determined by the Compensation Committee or payment of such other lawful consideration as the Compensation Committee may determine; or (f) by any combination of the above-permitted forms of payment. The option holder must pay us applicable withholding taxes upon exercise of the option as a condition to receiving the stock certificates.

        Transferability.    Other than as our Compensation Committee may otherwise determine or provide in the option agreement, no option may be sold, pledged, assigned or otherwise transferred by the option holder except by will or the laws of descent and distribution and, during the option holder's lifetime, may be exercised only by the option holder.

        Termination of Employment.    The Compensation Committee will determine the effect on an option if the option holder ceases to be employed by NetScout and the extent to which, and the period during which, the option holder, or the option holder's legal representative, conservator, guardian or designated beneficiary, may exercise rights under the option.

        Termination.    Our Board of Directors may terminate, suspend or amend the 2000 Plan or any portion thereof, subject to stockholder approval in certain instances, at any time. Unless sooner terminated, the 2000 Plan will expire at the end of the day on March 3, 2010 (except as to options and other awards outstanding on that date).

        Registration of Option Shares.    We are not obligated to register for offering or resale under the Securities Act of 1933, as amended, or to register or qualify under any state securities laws, any shares of our common stock or any security or interest in a security paid or issued under, or created by, the 2000 Plan. We may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as our counsel deems necessary or desirable for our compliance with federal and state securities laws.

        Acquisition of Netscout.    In the event of certain corporate transactions, such as a merger or sale of all or substantially all the assets of NetScout, our Board of Directors is required to provide that all outstanding options under the 2000 Plan be assumed by the buyer or substituted for equivalent options issued by the buyer, unless the terms of the acquisition provides that holders of our common stock will receive a cash payment for each share of common stock. In the event that the buyer does not agree to assume the options (or substitute equivalent options therefor) and the terms of the corporate transaction do not provide for cash payment for each share of our common stock, our Board of Directors is then required to accelerate the vesting of all outstanding, unvested options issued under the 2000 Plan prior to such corporate transaction and to the extent such options are not exercised before such corporate transaction, such options will be terminated.

        Income Tax Consequences.    You should refer to Section 13 ("Material U.S. Federal Income Tax Consequences") and Section 14 ("Material Income Tax Consequences for Non-U.S. Residents") of this offer to exchange for a discussion of the material income tax consequences to you of your receipt of the new options, as well as the material income tax consequences to you of your participation in the offer.

        9.    INFORMATION CONCERNING NETSCOUT

  General

        NetScout Systems, Inc. designs, develops, manufactures, markets, sells and supports a family of integrated products that enable optimization of the performance and cost management of complex, high-speed computer and telecommunication networks, including their ability to efficiently deliver critical business applications and content to end-users. NetScout manufactures and markets these products in an integrated hardware and software solution suite that is used by enterprise and service provider businesses worldwide. We manage our business as a single operating segment.

        NetScout was incorporated in 1984 as a consulting services company. In 1992, we began to develop and market our first infrastructure performance management products.

        Our common stock is traded on the Nasdaq National Market under the symbol "NTCT."

  Financial Information

        Set forth below is certain summary financial information relating to us for the periods indicated. The summary financial information (other than book value per share) set forth below for the years ended March 31, 2001 and March 31, 2002 has been derived from the audited financial statements contained in our Annual Report on Form 10-K for the year ended March 31, 2002 (the "Form 10-K"). The summary financial information (other than book value per share) set forth below for the six months ended September 30, 2001 and September 30, 2002 have been derived from the unaudited financial statements contained in our Quarterly Report on Form 10-Q for the three months ended September 30, 2002 (the "Form 10-Q"). More comprehensive financial information is included in the Form 10-K, Form 10-Q and other documents we have filed with the SEC. The financial information that follows is qualified in its entirety by reference to such reports and other documents, including the financial statements and related notes contained therein. The Form 10-K, Form 10-Q and other such documents may be examined and copies may be obtained from the offices of the SEC in the manner set forth below in Section 17 ("Additional Information").

SUMMARY FINANCIAL INFORMATION
(in thousands, except per share data)

	Year Ended March 31,		Six Months Ended September 30,
Operating Data:
	2001	2002	2001	2002
Total revenue	$107,951	$82,284	$37,898	$35,786
Gross margin	$78,761	$60,191	$27,325	$26,803
Income (loss) from operations	$6,810	$(14,257)	$(8,734)	$(3,557)
Net income (loss)	$3,706	$(11,411)	$(7,083)	$(1,857)
Basic net income (loss) per share	$0.13	$(0.39)	$(0.24)	$(0.06)
Diluted net income (loss) per share	$0.12	$(0.39)	$(0.24)	$(0.06)
Current assets	$88,700	$84,980	$84,282	$80,768
Total assets	$142,080	$137,298	$134,448	$132,350
Current liabilities	$21,035	$24,591	$19,612	$20,343
Total liabilities	$21,035	$24,591	$19,612	$20,343
Total stockholders' equity	$121,045	$112,707	$114,836	$112,007
Book value per common share (1)	$4.10	$3.80	$3.90	$3.75

(1)
The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

        The financial information included in our Form 10-K and in our Form 10-Q is incorporated herein by reference. See Section 17 ("Additional Information") of this offer to exchange for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

        10.    INTERESTS OF DIRECTORS AND OFFICERS

        A list of our directors and executive officers is attached to this offer to exchange as Schedule A. As of November 7, 2002, our executive officers and directors as a group held options outstanding under the 1999 Plan and the 2000 Plan to purchase a total of 1,305,903 shares of our common stock, which represented approximately 4.4% of the 4,573,713 shares of common stock subject to all outstanding options under all stock option and incentive plans as of that date. Our Chief Executive Officer, the Chairman of our Board of Directors and our other directors are not eligible to participate in the offer. Therefore, of the options to purchase a total 1,305,903 shares of common stock held by our executive officers and directors as a group, only options to purchase up to 747,188 shares of common stock are eligible to be tendered for exchange. The following table sets forth the beneficial ownership of each of our executive officers and directors of options outstanding under the 1999 Plan and the 2000 Plan as of November 7, 2002:

NAME OF BENEFICIAL OWNER	NUMBER OF OPTIONS ELIGIBLE FOR EXCHANGE	PERCENTAGE OF TOTAL OUTSTANDING OPTIONS ELIGIBLE FOR EXCHANGE
Anil K. Singhal c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	0	0.0%
Narendra Popat c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	0	0.0%
John Downing c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	125,000	5.0%
John R. Egan c/o Egan-Managed Capital, L.P. 30 Federal Street Boston, MA 02110-2508	0	0.0%
Lisa Fiorentino c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	60,000	2.4%
Michelle Flaherty c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	50,000	2.0%
James Frey c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	0	0.0%

Joseph G. Hadzima, Jr. c/o Main Street Partners, LLC 238 Main Street, Suite 400 Cambridge, MA 02142	0	0.0%
Bruce Kelley, Jr. c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	80,000	3.2%
Vincent J. Mullarkey 2 Wingate Lane Acton, MA 01720	0	0.0%
Kenneth T. Schiciano c/o TA Associates, Inc. 125 High Street Boston, MA 02110	0	0.0%
David P. Sommers c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	275,000	11.1%
Michael Szabados c/o NetScout Systems, Inc. 310 Littleton Road Westford, MA 01886	157,188	6.3%

        11.    STATUS OF OPTIONS ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER

        Options we acquire pursuant to the offer will be terminated, and the shares of common stock subject to those options granted under the 1999 Plan will be returned to the pool of shares available for grants of new options under the 1999 Plan and for issuance upon the exercise of new options. To the extent such shares are not fully reserved for issuance upon exercise of the new options to be granted in connection with the offer, the shares will be available for future awards to employees and other eligible plan participants without further shareholder action, except as required by law or the rules of Nasdaq or any other securities quotation system or any stock exchange on which our common stock is then quoted or listed. The shares of common stock subject to options granted under the 2000 Plan will not be returned to the pool of shares available for new grants because we will not grant any further options under the 2000 Plan.

        We believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer because:

  •
  we will not grant any new options for at least six months and one day after the date that we accept and terminate options tendered according to the terms of this offer; and

  •
  the exercise price of all new options will equal the fair market value of the common stock on the date we grant the new options.

        We may incur compensation expense, however, if we were to grant any new options before the business day that is at least six months and one day following the date on which we terminate the Eligible Option Grants accepted for exchange. Our grant of those options to the tendering option holder would be treated for financial reporting purposes as a variable award. In this event, we would be required for financial reporting purposes to record compensation expense each fiscal quarter until the new options were exercised, terminated or expired. This compensation expense would accrue as a charge to our earnings over the vesting period of the new options. We would adjust this compensation expense periodically during the vesting period based on increases or decreases in the market value of the shares subject to the new options.

        12.    LEGAL MATTERS; REGULATORY APPROVALS

        We are not aware of any license or other regulatory permit that appears to be material to our business that might be adversely affected by the offer or of any approval or other action by any domestic (federal or state) or foreign governmental, administrative or regulatory authority or agency that is required for the acquisition or ownership of the options as described in the offer. Should any such approval or other action be required, we presently intend to seek such approval or take such action. We are unable to predict whether we may determine that we are required to delay the acceptance of Tendered Option Grants for exchange pending the outcome of any such matter. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the offer to accept Tendered Option Grants for termination and issue new options is subject to conditions, including the conditions relating to legal matters described in Section 6 ("Conditions of the Offer").

        13.    MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general summary of certain U.S. federal income tax consequences of the exchange of options pursuant to the offer. This discussion is based on the Code, its legislative history, Treasury Regulations and administrative rulings and judicial decisions as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders and expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or U.S. gift and estate tax laws. This summary applies to you only if you are an individual who is a citizen or resident of the United States, including an individual who is a lawful permanent resident of the United States or who meets the "substantial presence" test under Section 7701(b) of the Code. Moreover, this summary is provided for general informational purposes only. We have not discussed whether, if at all, an option holder will be entitled to a foreign tax credit or a deduction for foreign taxes. We are not in a position to provide tax advice and we strongly recommend that you consult with your own tax advisor to determine the tax consequences to you of this offer and the exchange of options pursuant to the offer.

        Special considerations may apply to employees located outside of the United States, including Canada, France, Germany, Hong Kong, Norway, Singapore and the United Kingdom. In such countries, the application of local taxation rules may be different, relative to the U.S. federal income tax treatment, and may include the imposition of taxes upon the grant of new options. If you are an employee located outside of the United States, you should consult with your own tax advisor to determine the tax consequences of the offer, and the exchange of options pursuant to the offer, under the laws of the country in which you live, work or are otherwise subject to taxation.

        U.S. Federal Income Tax Consequences of the Offer and the Exchange of Options Pursuant to the Offer.    Subject to the foregoing, if you exchange outstanding incentive stock options or non-statutory stock options for new options, we believe you will not be required under current law to recognize income for U.S. federal income tax purposes either at the time of the termination of your existing options, or upon the grant of new options. If you are an employee based in the United States, your new options are intended to be granted as incentive stock options to the extent that they qualify as incentive stock options under the tax laws in effect on the date of grant of the new options, including qualifying under the $100,000 limit discussed below. New options will be treated as non-statutory stock options for U.S. federal income tax purposes to the extent such new options fail to qualify as incentive stock options.

        Under U.S. federal income tax law, no person may receive a number of incentive stock options that become exercisable for the first time in any calendar year which, when aggregated with all other incentive stock options first becoming exercisable in that calendar year, would permit the holder to purchase a number of shares of stock having a value (determined as of the date the option was granted) in excess of $100,000. New options you receive in exchange for outstanding options will be treated as newly granted options. Accordingly, for purposes of the $100,000 limit, each new option will be treated as first becoming exercisable in accordance with the vesting schedule of such new option. In addition, to the extent that any of your older incentive stock options first become exercisable in the year that you receive new incentive stock options, such options may be taken into account under the $100,000 limitation. Options that exceed the $100,000 limitation will be treated as non-statutory stock options for U.S. federal income tax purposes.

        Options that you choose not to tender for exchange or that we do not accept for exchange will remain outstanding in accordance with their terms. Employees who hold incentive stock options granted to them under the 1999 Plan or the 2000 Plan should note that the Internal Revenue Service may characterize our offer as a "modification" of their incentive stock options, even if such employees decline the offer. In general, if a holder of an existing incentive stock option is granted any additional benefits following the date of grant of the option, the option is deemed to be "modified" for U.S. federal income tax purposes. When an incentive stock option is "modified," the option is treated as re-granted on the modification date. On the modification date, the option is tested to determine whether it meets the tax requirements applicable to incentive stock options generally. One of the requirements of incentive stock options is that the exercise price of the option cannot be less than the fair market value of the shares underlying the option on the date of grant. If our offer to you results in a modification of your incentive stock options and your modified options fail to satisfy the incentive stock option requirements, your options will be treated as non-statutory stock options. Even if your options satisfy the incentive stock option requirements, however, certain adverse consequences could apply to your options. For example, one of the benefits of an incentive stock option is that, provided that the shares acquired upon exercise of an incentive stock option are held beyond the later of two years from the date of the option grant and one year from the date of option exercise (and the option holder is not subject to the alternative minimum tax), any gain recognized when such shares are sold is generally taxed at long-term capital gain tax rates. Because a modified incentive stock option is treated as re-granted on the date of the modification, employees whose options are modified as a result of our offer, and whose options meet the incentive stock option requirements on the date of the modification, will start new holding periods under these rules. We strongly recommend that you consult your own tax advisor prior to deciding whether to participate in the exchange to determine the tax status of options that remain outstanding and the tax consequences of exercising such options and disposing of shares received upon exercise.

        U.S. Federal Income Tax Consequences of Holding Incentive Stock Options.    Upon the grant or exercise of an incentive stock option, you do not recognize any income for U.S. federal income tax purposes, except to the extent that the exercise causes you to incur alternative minimum tax, which is discussed below. If you hold the shares acquired upon exercise of an incentive stock option beyond the later of (i) two years following the date the incentive stock option was granted and (ii) one year following the date the incentive stock option was exercised (the "Holding Periods"), you will not recognize any ordinary income with respect to the exercise of the incentive stock option or the sale of shares acquired upon such exercise. In addition, any gain or loss on a subsequent sale of the shares (calculated as the difference between the amount realized on the sale and your adjusted tax basis in the shares (generally, the exercise price)) generally will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares is more than one year.

        If you dispose of shares acquired upon exercise of an incentive stock option before the expiration of the Holding Periods, then in most cases the lesser of (i) the excess of the fair market value of the shares when the incentive stock option was exercised over the amount paid for such shares and (ii) the excess of the amount realized on the disposition of the shares over your adjusted tax basis in the shares (generally, the exercise price) will be treated as ordinary income in the year of disposition. In addition, upon disposition of the shares before expiration of the Holding Periods, you will generally recognize capital gain equal to the excess, if any, of the amount realized as a result of such disposition over the sum of (i) your adjusted tax basis in the shares immediately before disposition (generally, the exercise price) and (ii) the amount of ordinary income recognized by you as described in the preceding sentence. Any such capital gain will be long-term capital gain if your holding period for the shares is more than one year.

        U.S. Employment Taxes.    Under a current moratorium, withholding of employment taxes is not required for U.S. federal tax purposes on the exercise of incentive stock options. In general, this moratorium will end on January 1 of the year that follows the second anniversary of the publication of final guidance by the Internal Revenue Service or the Treasury Department on the application of employment taxes to incentive stock options. We cannot predict when such "final guidance" will be published. When applicable, we will comply with our withholding obligations.

        Alternative Minimum Tax.    The exercise of an incentive stock option may subject you to the alternative minimum tax. For alternative minimum tax purposes, upon exercise of an incentive stock option, the excess of the fair market value of the shares at the time of exercise over the exercise price is includible in your alternative minimum taxable income. If you pay alternative minimum tax, the amount of such tax generally may be carried forward as a credit against any subsequent year's regular tax in excess of the alternative minimum tax for such year. Also, when you sell the stock acquired upon exercise of the option, the basis of the stock for alternative minimum tax purposes will be equal to its fair market value at the time of exercise. Because the alternative minimum tax calculation may be complex, you should consult your own tax advisor prior to exercising incentive stock options.

        U.S. Federal Income Tax Consequences of Holding Non-Statutory Stock Options.    Under current law, you generally will not recognize taxable ordinary income upon the grant of a non-statutory stock option. However, when you exercise the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be treated as taxable ordinary income to you, and you will be subject to withholding and employment taxes on such income at that time. We may, in our discretion and in accordance with the terms of your non-statutory stock option agreement, use any means necessary to satisfy our withholding tax obligations. We are generally entitled to a deduction for U.S. tax purposes equal to the amount of ordinary income taxable to you.

        The subsequent sale of the shares acquired pursuant to the exercise of a non-statutory stock option generally will give rise to capital gain or loss equal to the difference between (i) the sale price and

(ii) the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares and these capital gains or losses will generally be treated as long-term capital gains or losses if your holding period for the shares is more than one year.

        The foregoing is a summary of certain U.S. federal income tax considerations for option holders in connection with the exchange of outstanding options for new options. The summary, however, does not address every situation that may arise in connection with the outstanding options or the new options. For example, it does not deal with the tax implications arising from an option holder's death; nor does it discuss foreign, state or local tax consequences. The summary is not intended as tax advice or as a substitute for careful tax planning and each option holder is urged to consult with and rely on his or her own advisors with respect to the tax consequences (foreign, federal, state and local) of the retention of outstanding options, the exchange of outstanding options for new options and the exercise of new options and the disposition of shares acquired upon such exercise.

        We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer.

        14.    MATERIAL INCOME TAX CONSEQUENCES FOR NON-U.S. RESIDENTS

        The following is a summary of certain income tax consequences of the exchange of options to employees who are residents of Canada, the United Kingdom and Germany and is based on taxation laws currently in force in those countries. Please refer to the country in which you are a resident for a general summary and please note that the discussion assumes that you have been a resident of that country from the date of grant of the original option through the date the underlying shares are sold. Special considerations may also apply to employees who live, work, or are otherwise subject to the taxation laws of France, Hong Kong, Norway, Singapore, or any other jurisdiction outside the United States. In such countries, the application of local taxation rules may be different, relative to the U.S. federal income tax treatment, and may include the imposition of taxes upon the grant of new options. In addition, the tax rules may differ if you are a citizen or resident of another country at any time between the tender and the sale of your option shares. Tax laws and interpretations of the laws are subject to change and you should consult a personal tax advisor for further information.

CANADA

        Exchange of Options Pursuant to the Offer.    Subject to the foregoing introduction, if you exchange outstanding stock options for new options, you will not be required under current law to recognize income for Canadian federal income tax purposes either at the time of the termination of your existing options, or upon the grant of new options.

        Taxation of Stock Options in Canada.    Under current law, you will not have to pay any tax when the new stock options are granted to you. However, when you exercise your new stock options, you will be subject to federal income tax and Canadian Pension Plan ("CPP") or Quebec Pension Plan ("QPP") contributions on 50% of the "spread" (the difference between the fair market value of the underlying shares on the date of exercise and the exercise price). If NetScout shares continue to be considered "prescribed shares" as defined by Canadian law, then 50% of the spread will be exempt from federal income tax.

        You may be able to defer taxation from the date of exercise until the date you sell your shares. If the options that vest in any given year have a total fair market value of C$100,000 (based on the exercise price × the number of options) or less at the date of grant, you may defer taxation until you sell the shares. Any amount above the C$100,000 limit will not be eligible for the deferral. In order to defer taxation until the time of sale, you must make a written election and submit it to NetScout by January 15th of the year following the year of exercise.

        Upon sale of the underlying shares, you will also be subject to tax on 50% of the gain (difference between the sales proceeds and your adjusted cost basis at the time of exercise) at marginal income tax rates. Due to the complexity of the calculation of gains from stock options, we recommend that you contact your personal tax advisor to assist you in this regard.

        Tax Withholding/Reporting of Stock Option Benefits in Canada.    Your employer will withhold all federal income and employment taxes and indicate the compensation income on your Form T-4 for the year of exercise. Your employer will also indicate on your Form T-4 for the year of exercise that you are eligible for the 50% deduction.

        If you elect to defer the tax at exercise until the time of sale, you must file a Statement of Deferred Stock Option Benefits (Form T1212) annually.

        You are solely responsible for remitting any taxes due upon sale of your shares. NetScout will not withhold tax on your behalf at the time of sale.

        You are responsible for reporting the taxable spread on option exercise and the capital gain at sale on your annual individual income tax return (Form T1).

UNITED KINGDOM

        Exchange of Options Pursuant to the Offer.    Subject to the foregoing introduction, if you exchange outstanding stock options for new options, you will not be required under current law to recognize income for United Kingdom ("UK") tax purposes either at the time of the termination of your existing options, or upon the grant of new options.

        Taxation of Stock Options in the UK.    Under current law, you will not have to pay any tax when the new stock options are granted to you. However, when you exercise your new stock options, you will be subject to tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price) at ordinary income tax rates. The spread is also subject to National Insurance Contributions.

        Upon sale of the underlying shares, you may be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the shares on the exercise date. The first £7,500 of capital gain received during the tax year is exempt from UK tax. Depending on the period of time you have held the shares, the capital gain tax rate may be reduced by taper relief. The issue of taper relief depends on your personal tax position, and you should consult your personal tax advisor for further information.

        Tax Withholding/Reporting of Stock Option Benefits in the UK.    Your employer will withhold all taxes required by law in the year of exercise.

        You are solely responsible for remitting any taxes due upon sale of your shares. NetScout will not withhold tax on your behalf at the time of sale.

        You are responsible for reporting the spread at option exercise and the capital gain at sale to the Inland Revenue on your Individual Self-Assessment Return. Additionally, you will also need to complete the additional share scheme pages S1 and S2 and file them with your self-assessment tax return. Details such as the number of options granted and exercised, number of shares acquired, grant price, date of grant and details of share acquired must be completed on pages S1 and S2.

GERMANY

        Exchange of Options Pursuant to the Offer.    Subject to the foregoing introduction, if you exchange outstanding stock options for new options, you will not be required under current law to recognize income for German tax purposes either at the time of the termination of your existing options, or upon the grant of new options.

        Taxation of Stock Options in Germany.    Under current law, you will not have to pay any tax when the new stock options are granted to you. However, when you exercise your new stock options, you will be subject to tax on the "spread" (the difference between the fair market value of the underlying stock at the time of exercise and the exercise price) at ordinary income tax rates. Please note that the various social taxes imposed on the spread are subject to different monthly contribution limits and annual ceilings. A church tax may also be payable on the spread, depending on your residential district and whether you are a registered church member.

        Upon sale of the underlying shares, you may be subject to capital gains tax on the difference between the sales proceeds and the fair market value of the shares on the exercise date. If you hold your shares for less than one year from the date of exercise, 50% of the gain in excess of Euro 511 will be taxed at ordinary income tax rates. If you hold the underlying shares for more than one year from the date of exercise, the gain will be tax-free (assuming you did not hold more than 1% of NetScout's nominal shares during the last five years).

        Tax Withholding/Reporting of Stock Option Benefits in Germany.    Your employer will withhold all taxes required by law in the year of exercise, including the church tax if you are a registered church member, and report these amounts on your Lohnsteuerkarte.

        You are solely responsible for remitting any taxes due upon sale of your shares. NetScout will not withhold tax on your behalf at the time of sale.

        You are responsible for reporting the spread at option exercise and the capital gain at sale on your annual German tax return ("Einkommensteuererklärung").

        The foregoing is a summary of certain foreign tax considerations for option holders in connection with the exchange of outstanding options for new options. The summary, however, does not address every situation that may arise in connection with the outstanding options or the new options. For example, it does not deal with the tax implications arising from an option holder's death. The summary is not intended as tax advice or as a substitute for careful tax planning, and each option holder is urged to consult with and rely on his or her own advisors with respect to the tax consequences of the retention of outstanding options, the exchange of outstanding options for new options and the exercise of new options and the disposition of shares acquired upon such exercise.

        15.    EXTENSION OF OFFER; TERMINATION; AMENDMENT

        We reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 ("Conditions of the Offer") has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and thereby delay the acceptance for exchange of any options by giving written notice of such extension to the employees and officers and making a public announcement thereof.

        We also reserve the right, in our sole discretion, prior to the expiration date, to terminate or amend the offer and to postpone our acceptance and termination of any options tendered for exchange upon the occurrence of any of the conditions specified in Section 6 ("Conditions of the Offer"), by giving oral or written notice of such termination or postponement to the employees and officers or by making a public announcement thereof or as otherwise required by law. Our reservation of the right to delay our acceptance and termination of options tendered for exchange is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the surrendered options promptly after we terminate or withdraw the offer.

        Subject to compliance with applicable law, we also reserve the right, in our sole discretion, and regardless of whether any event set forth in Section 6 ("Conditions of the Offer") has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to employees or by decreasing or increasing the exercise price of options eligible to be exchanged or surrendered in the offer.

        If we decide to take any of the following actions, we will publish notice or otherwise inform you in writing of such action:

  •
  we increase or decrease the amount of consideration offered for the Eligible Option Grants;

  •
  we decrease the number of options eligible to be tendered in the offer; or

  •
  we increase the number of options eligible to be tendered in the offer by an amount that exceeds 2% of the common stock issuable upon exercise of the options that are subject to the offer immediately prior to the increase.

        If the offer is scheduled to expire at any time earlier than the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner specified in this section, we will extend the offer so that the offer is open at least 10 business days following the publication, sending or giving of notice.

        Amendments to the offer may be made at any time, and from time to time, by providing appropriate notice of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Standard Time, on the next business day after the last previously scheduled or announced expiration date. Any notice made pursuant to the offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change, for example by issuing a press release.

        If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

        16.    FEES AND EXPENSES

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to the offer.

        17.    ADDITIONAL INFORMATION

        We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this offer to exchange is a part, with respect to the offer. This offer to exchange does not contain all the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following material we have filed with the SEC before making a decision on whether to tender your options:

  1.
  our annual report on Form 10-K for the year ended March 31, 2002;

  2.
  our quarterly report on Form 10-Q for the quarter ended September 30, 2002; and

  3.
  the description of our common stock included in our registration statement on Form 8-A filed on June 3, 1999, including any amendments or reports filed for the purpose of updating such descriptions.

        The SEC file number for these filings is 0000-26251. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC public reference room. Please call the SEC at l-800-732-0330 for further information on the public reference room. You may read and copy this information at the following location of the SEC:

  Public Reference Room
  450 Fifth Street, N.W.
  Room 1200
  Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like NetScout, who file electronically with the SEC. The address of that site is http://www.sec.gov.

        Our common stock is quoted on the Nasdaq National Market under the symbol "NTCT" and our SEC filings can be read at the following Nasdaq address:

  Nasdaq Operations
  1735 K Street, N.W.
  Washington, D.C. 20006

        We also will provide without charge to each person to whom a copy of this offer to exchange is delivered, upon the written or oral request of any such person, a copy of any or all the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

  NetScout Systems, Inc.
  Attention: Jim Hamilton, Tax Manager
  310 Littleton Road
  Westford, MA 01886

or by telephoning us at (978) 614-4000 between the hours of 8:00 a.m. and 4:00 p.m., Boston time.

        18.    FORWARD-LOOKING STATEMENTS; MISCELLANEOUS

        This offer to exchange and our SEC reports referred to above include forward-looking statements. Forward-looking statements made in connection with the offer do not fall within the safe harbor in the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's strategic relationships with Cisco Systems and other partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements such as the delivery of nGenius product platform probes and software solutions, and the implementation of the Company's CDM™ technology strategy, the ability of NetScout to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels, and dependence on proprietary technology, as well as risks associated with a continued climate of tight IT spending, and risks of further slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. More information about these and other factors that potentially could affect NetScout's financial results is included in NetScout's most recent quarterly report on Form 10-Q and in its other public filings filed with the SEC. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this release. NetScout undertakes no obligation to update any forward-looking statements.

        We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where this making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the employees residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your options pursuant to the offer. You should rely only on the information contained in this offer to exchange and the related election form and transmittal letter or other information to which we have referred you. We have not authorized any person to give any information or make any representation on our behalf not contained in this offer to exchange or in the election form and transmittal letter, and, if given or made, such information or representation must not be relied on as having been authorized by us.

SCHEDULE A

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF
NETSCOUT SYSTEMS, INC.

        The directors and executive officers of NetScout Systems, Inc. and their positions and offices as of November 8, 2002 are set forth in the following table:

NAME	POSITION AND OFFICES HELD
Anil K. Singhal	President, Chief Executive Officer, Treasurer and Director
Narendra Popat	Chairman of the Board and Secretary
David P. Sommers	Senior Vice President, General Operations and Chief Financial Officer
John Downing	Vice President, Worldwide Sales Operations
Lisa A. Fiorentino	Vice President, Finance and Administration and Chief Accounting Officer
Michelle Flaherty	Vice President, Human Resources
James Frey	Vice President, Marketing
Bruce Kelley, Jr.	Vice President and Chief Technology Officer
Michael Szabados	Senior Vice President, Product Operations
John R. Egan	Director
Joseph G. Hadzima, Jr.	Director
Vincent J. Mullarkey	Director
Kenneth T. Schiciano	Director

SCHEDULE B

FORM OF
INCENTIVE STOCK OPTION AGREEMENT—INCORPORATED TERMS AND CONDITIONS

        1.    Grant Under Plan.    This option is granted pursuant to and is governed by the Company's 1999 Stock Option and Incentive Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

        2.    Grant as Incentive Stock Option.    This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

        3.    Vesting of Option if Employment Continues.    If the employee whose signature appears on the cover page hereof (the "Employee") has remained continuously employed by the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Employee may exercise this option for the number of shares of Common Stock indicated on the cover page hereof. If an installment of this option becomes exercisable for a fraction of a share at any time during the dates listed on the vesting schedule on the cover page hereof (including as a result of adjustment provisions contained in the Plan), such installment shall be deemed exercisable only with respect to whole shares, rounded down. The option for any fractional shares aggregated throughout the vesting period (to the extent they result in a whole number of shares) shall become exercisable when the last installment of the option vests. To the extent aggregated fractional shares result in fractional shares, such shares shall be cashed out at fair market value. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised only before the expiration date of this option grant.

        4.    Termination of Employment.

          (a)    Termination Other Than for Cause.    If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the Employee's last day of employment, but in no event later than the scheduled expiration date. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company's written approval of the leave of absence. For purposes hereof, employment shall include a consulting arrangement between the Employee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this option. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Employee continuously remains an employee of the Company or any Subsidiary.

          (b)    Termination for Cause.    If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall expire (that is, may no longer be exercised) upon the

  Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (c)    Definition of Cause.    "Cause" shall mean conduct involving one or more of the following: (i) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

        5.    Death; Disability.

          (a)    Death.    If the Employee dies while in the employ of the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 12 months after the date of death, but not later than the scheduled expiration date.

          (b)    Disability.    If the Employee ceases to be employed by the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of employment, only at any time within 12 months after such cessation of employment, but not later than the scheduled expiration date. For purposes hereof, "disability" means "permanent and total disability" as defined in Section 22(e)(3) of the Code.

        6.    Partial Exercise.    This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

        7.    Payment of Exercise Price.

          (a)    Payment Options.    The exercise price shall be paid by one or any combination of the following forms of payment:

    (i)
    by check payable to the order of the Company; or

    (ii)
    delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

    (iii)
    subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

          In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

          (b)    Limitations on Payment by Delivery of Common Stock.    If Section 7(a)(iii) is applicable, and if the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of shares subject to this option ("Option Shares") shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

        8.    Securities Laws Restrictions on Resale.    Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

  "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Incentive Stock Option Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

        9.    Method of Exercising Option.    Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

        10.    Option Not Transferable.    This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

        11.    No Obligation to Exercise Option.    The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

        12.    No Obligation to Continue Employment.    Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue the Employee in employment.

        13.    Adjustments.    Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

        14.    Withholding Taxes.    If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the

Employee hereby agrees that the Company may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

        15.    [RESERVED]

        16.    Early Disposition.    The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this Agreement or (b) the date that is one year after the date on which the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

        17.    Lock-up Agreement.    The Employee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company's then directors and executive officers agree to be similarly bound.

        18.    Arbitration.    Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

        19.    Provision of Documentation to Employee.    By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

        20.    Miscellaneous.

          (a)    Notices.    All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Employee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

          (b)    Entire Agreement; Modification.    This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c)    Issuances of Securities; Changes in Capital Structure.    Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

          (d)    Severability.    The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (e)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (f)    Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware, without giving effect to the principles of the conflicts of laws thereof.

SCHEDULE C

FORM OF NON-STATUTORY
STOCK OPTION AGREEMENT—INCORPORATED TERMS AND CONDITIONS

        1.    Grant Under Plan.    This option is granted pursuant to and is governed by the Company's 1999 Stock Option and Incentive Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

        2.    Grant as Non-Statutory Stock Option.    This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

        3.    Vesting of Option if Employment Continues.    If the option holder whose signature appears on the cover page hereof (the "Optionee") has remained continuously employed by the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the number of shares of Common Stock indicated on the cover page hereof. If an installment of this option becomes exercisable for a fraction of a share at any time during the dates listed on the vesting schedule on the cover page hereof (including as a result of adjustment provisions contained in the Plan), such installment shall be deemed exercisable only with respect to whole shares, rounded down. The option for any fractional shares aggregated throughout the vesting period (to the extent they result in a whole number of shares) shall become exercisable when the last installment of the option vests. To the extent aggregated fractional shares result in fractional shares, such shares shall be cashed out at fair market value. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Optionee discontinues his or her business relationship with by the Company) may be exercised only before the expiration date of this option grant.

        4.    Termination of Business Relationship.

          (a)    Termination Other Than for Cause.    If the Optionee discontinues his or her business relationship with the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the last day of the business relationship between Optionee and the Company, but in no event later than the scheduled expiration date. This option shall not be affected by any change of business relationship with the Company and its Subsidiaries so long as the Optionee continuously maintains a business relationship with the Company or any Subsidiary.

          (b)    Termination for Cause.    If the business relationship of the Optionee is terminated for Cause (as defined in Section 4(c)), this option shall expire (that is, may no longer be exercised) upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (c)    Definition of Cause.    "Cause" shall mean conduct involving one or more of the following: (i) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (ii) deliberate disregard of the rules or policies of the Company, or breach of a consulting or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; or (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

        5.    Death; Disability.

          (a)    Death.    If the Optionee dies while in a business relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 12 months after the date of death, but not later than the scheduled expiration date.

          (b)    Disability.    If the Optionee discontinues his or her business relationship with the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of the business relationship, only at any time within 12 months after such cessation of the business relationship, but not later than the scheduled expiration date. For purposes hereof, "disability" means "permanent and total disability" as defined in Section 22(e)(3) of the Code.

        6.    Partial Exercise.    This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

        7.    Payment of Exercise Price.

          (a)    Payment Options.    The exercise price shall be paid by one or any combination of the following forms of payment:

          (i)    by check payable to the order of the Company; or

          (ii)  delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

          (iii)  subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

          In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

          (b)    Limitations on Payment by Delivery of Common Stock.    If Section 7(a)(iii) is applicable, and if the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

        8.    Securities Laws Restrictions on Resale.    Until registered under the Securities Act of 1933, as amended, or any successor statute (the "Securities Act"), the Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

    "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Option Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

        9.    Method of Exercising Option.    Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

        10.    Option Not Transferable.    This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

        11.    No Obligation to Exercise Option.    The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

        12.    No Obligation to Continue Business Relationship.    Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue a business relationship with the Optionee.

        13.    Adjustments.    Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

        14.    Withholding Taxes.    If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee's compensation the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such compensation or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's compensation sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

        15.    [RESERVED]

        16.    Early Disposition.    The Optionee agrees to notify the Company in writing immediately after the Optionee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this Agreement or (b) the date that is one year after the date on which the Optionee acquired such Option Shares. The Optionee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

        17.    Lock-up Agreement.    The Optionee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company's then directors and executive officers agree to be similarly bound.

        18.    Arbitration.    Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

        19.    Provision of Documentation to Optionee.    By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

        20.    Miscellaneous.

          (a)    Notices.    All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company's principal executive offices, attention of the Corporate Secretary.

          (b)    Entire Agreement; Modification.    This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c)    Issuances of Securities; Changes in Capital Structure.    Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

          (d)    Severability.    The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (e)    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (f)    Governing Law.    This Agreement shall be governed by and interpreted in accordance with the laws of the Delaware, without giving effect to the principles of the conflicts of laws thereof.